UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2010
QLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-23298 (Commission File Number)	33-0537669 (IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     QLogic Corporation (“QLogic”) held its annual meeting of stockholders (the “Annual Meeting”) on August 26, 2010 in Aliso Viejo, California. At the Annual Meeting, QLogic’s stockholders approved two proposals.
          Proposal 1
          QLogic’s stockholders elected six individuals to the Board of Directors, to serve on QLogic’s Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
H.K. Desai	87,348,557	2,698,519	106,142	12,273,456
Joel S. Birnbaum	88,582,288	1,489,635	81,295	12,273,456
James R. Fiebiger	87,966,291	2,106,973	79,954	12,273,456
Balakrishnan S. Iyer	80,549,807	9,520,907	82,504	12,273,456
Kathryn B. Lewis	84,215,088	5,863,088	75,042	12,273,456
George D. Wells	83,331,996	6,736,646	84,576	12,273,456
          Proposal 2
          QLogic’s stockholders ratified the appointment of KPMG LLP as QLogic’s independent auditors for the fiscal year ending April 3, 2011 as set forth below:

	VOTES		BROKER
VOTES FOR	AGAINST	ABSTENTIONS	NON-VOTES
95,145,959	7,033,842	246,873	0

Item 8.01.	Other Events.
     On August 30, 2010, QLogic announced that its board of directors authorized a program to repurchase up to an additional $200 million of QLogic’s outstanding common stock over a period of up to two years. A copy of the press release issued by QLogic regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 30, 2010, announcing approval of stock repurchase program for an additional $200 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
/s/ Simon Biddiscombe
August 30, 2010	Simon Biddiscombe Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 30, 2010, announcing approval of stock repurchase program for an additional $200 million.